Exhibit (a)(1)(vi)

Offer to Purchase for Cash
by
CELANESE CORPORATION
Through Its Wholly Owned Subsidiary
CELANESE INTERNATIONAL HOLDINGS LUXEMBOURG S.À R.L.
of
Up to 11,279,243 Shares of Its Common Stock
At a Purchase Price
Not Greater than $30.50 per Share
Nor Less than $28.00 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, APRIL 3, 2007, UNLESS THE OFFER IS EXTENDED.

March 6, 2007

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated March 6, 2007 (the “Offer to Purchase”) and related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by Celanese Corporation, a Delaware corporation, through its wholly owned subsidiary, Celanese International Holdings Luxembourg S.à r.l., a Luxembourg limited liability company (“CIH”), to purchase for cash up to 11,279,243 shares of its Series A Common Stock, par value $0.0001 per share (the “Common Stock”), at a price not greater than $30.50 nor less than $28.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified in its entirety by all of the terms and conditions of the Offer set forth in the Offer to Purchase and Letter of Transmittal.

Celanese Corporation will, upon the terms and subject to the conditions of the Offer, determine a single per share price that it will pay for shares properly tendered and not properly withdrawn from the Offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. Celanese Corporation will select the lowest purchase price not greater than $30.50 nor less than $28.00 per share that will allow it, through CIH, to purchase 11,279,243 shares, or such lesser number of shares as are properly tendered and not properly withdrawn. The price Celanese Corporation will select is referred to as the “Final Purchase Price.” All shares properly tendered prior to the expiration date at prices at or below the Final Purchase Price and not properly withdrawn will be purchased in the Offer at the Final Purchase Price, upon the terms and subject to the conditions of the Offer, including the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase. Under no circumstances will interest be paid on the purchase price for the shares, regardless of any delay in making such payment. All shares acquired in the Offer will be acquired at the Final Purchase Price. Celanese Corporation and CIH reserve the right, in their sole discretion, to purchase more than 11,279,243 shares in the Offer, and to amend the maximum aggregate purchase price, subject to applicable law.

Celanese Corporation and CIH reserve the right, in their sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.

Upon the terms and subject to the conditions of the Offer, if more than 11,279,243 shares, or such greater number of shares as Celanese Corporation and CIH may elect to purchase, subject to applicable law, have been validly tendered, and not properly withdrawn before the expiration date, at prices at or below the Final Purchase Price, Celanese Corporation, through CIH, will accept the shares to be purchased in the following order of priority: (i) from all holders of “odd lots” of less than 100 shares who properly tender all their shares at or below the Final Purchase Price and do not properly withdraw them before the expiration date (partial tenders will not qualify for this preference); (ii) from all other stockholders who properly tender shares at or below the Final Purchase Price, on a pro rata basis, subject to the conditional tender provisions described in the Offer to Purchase and with appropriate adjustment to avoid purchases of fractional shares; and (iii) only if necessary to permit Celanese Corporation, through CIH, to purchase the total number of shares desired to be purchased in this Offer, from holders who have tendered shares subject to the condition that a specified minimum number of the holder’s shares be purchased if any shares are purchased in the Offer as described in the Offer to Purchase (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares. Therefore, Celanese Corporation and CIH may not purchase all of the shares that you tender even if you tender them at or below the Final Purchase Price. Shares tendered at prices greater than the Final Purchase Price and shares not purchased because of proration provisions will be returned to the tendering stockholders at Celanese Corporation’s expense promptly after expiration of the Offer. See Section 1, Section 3 and Section 5 of the Offer to Purchase.

The Offer is not conditioned on any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions. See Section 7 of the Offer to Purchase.

Celanese Corporation’s directors and executive officers and CIH’s managers have advised Celanese Corporation that they do not intend to tender their shares in the Offer. However, Celanese Corporation and CIH have agreed to purchase 1,835,511 shares (which number of shares purchased may be proportionately increased or decreased if the number of shares purchased in the Offer is increased or decreased, respectively) at the Final Purchase Price from Blackstone Capital Partners (Cayman) Ltd. 1, Blackstone Capital Partners (Cayman) Ltd. 2 and Blackstone Capital Partners (Cayman) Ltd. 3 (collectively, “Blackstone”), on the eleventh business day after the expiration of the Offer. Blackstone holds approximately 14% of the Common Stock and will not be tendering any shares in the Offer. Blackstone representatives occupy four out of the eleven seats on the Board of Directors of Celanese Corporation and abstained from voting to approve this Offer. See Section 11 of the Offer to Purchase.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. You may tender your shares at prices not greater than $30.50 nor less than $28.00 per share, as indicated in the attached Instruction Form, net to you in cash, less applicable withholding taxes and without interest.

2. You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Tuesday, April 3, 2007, unless Celanese Corporation and CIH extend the Offer.

4. The Offer is for up to 11,279,243 shares (representing approximately 7% of the shares outstanding as of March 2, 2007).

5. Tendering stockholders who are tendering shares held in their name or who tender their shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to Celanese Corporation, CIH or to the Dealer Managers, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the purchase of shares under the Offer.

6. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

7. If you are an odd lot holder and you instruct us to tender on your behalf all such shares at or below the purchase price before the expiration of the Offer and check the box captioned “Odd Lots” on the attached Instruction Form, Celanese Corporation, through CIH, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

8. If you wish to condition your tender upon the purchase of all shares tendered or upon the purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The purchase of shares from all tenders that are so conditioned will be determined by random lot. To elect such a condition complete the box entitled “Conditional Tender” in the attached Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, APRIL 3, 2007, UNLESS THE OFFER IS EXTENDED.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of Common Stock. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Common Stock residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 6, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by Celanese Corporation, a Delaware corporation, through its wholly owned subsidiary, Celanese International Holdings Luxembourg S.à r.l., a Luxembourg limited liability company, to purchase for cash up to 11,279,243 shares of its Series A Common Stock, par value $0.0001 per share (the “Common Stock”), at a price not greater than $30.50 nor less than $28.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest.

The undersigned hereby instruct(s) you to tender to Celanese Corporation and CIH the number of shares indicated below or, if no number is specified, all shares you hold for the account of the undersigned, at the price per share indicated below, upon the terms and subject to the conditions of the Offer.

Aggregate Number Of Shares To Be Tendered By You For
The Account Of The Undersigned:            Shares.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1) SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

     By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders shares at the purchase price as shall be determined by Celanese Corporation in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance that Celanese Corporation and CIH will accept for payment all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by Celanese Corporation in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s shares being deemed to be tendered at the minimum price of $28.00 per share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per share price as low as $28.00.

(2) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders shares of Common Stock at the price checked. The undersigned understands that this action could result in Celanese Corporation and CIH purchasing none of the shares tendered hereby if the purchase price determined by Celanese Corporation for the shares is less than the price checked below.

☐ $28.00	☐ $29.00	☐ $30.00
☐ $28.25	☐ $29.25	☐ $30.25
☐ $28.50	☐ $29.50	☐ $30.50
☐ $28.75	☐ $29.75

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

A STOCKHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 3 of the Offer to Purchase, at more than one price.

CONDITIONAL TENDER
(See Instruction 14 to the Letter of Transmittal)

A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder’s shares tendered pursuant to the Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least that minimum number of shares indicated below is purchased by Celanese Corporation, through CIH, pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and Celanese Corporation and CIH urge stockholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, Celanese Corporation, through CIH, may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

ODD LOTS
(See Instruction 15 to the Letter of Transmittal)

To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth in the Signature box below, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares beneficially owned by each such person.

The method of delivery of this document, is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Celanese Corporation’s Board of Directors and the Board of Managers of CIH have approved the Offer. However, none of Celanese Corporation, CIH, any member of the Board of Directors of Celanese Corporation, any member of the Board of Managers of CIH, the Dealer Managers, the Depositary or the Information Agent makes any recommendation to any stockholder as to whether to tender or refrain from tendering any shares or as to the price or prices at which stockholders may choose to tender their shares. Celanese Corporation and CIH have not authorized any person to make any recommendation. Neither Celanese Corporation nor CIH, nor any member of the Board of Directors of Celanese Corporation, any member of the Board of Managers of CIH, the Dealer Managers, the Information Agent or the Depositary has authorized any person to make any recommendation with respect to the Offer. Stockholders should carefully evaluate all information in the Offer and should consult their own investment and tax advisors. Stockholders must decide whether to tender their shares and, if so, how many shares to tender and the price or prices at which a stockholder will tender. In doing so, a stockholder should read carefully the information in the Offer to Purchase and in the Letter of Transmittal before making any decision with respect to the Offer.

SIGNATURE

Signature(s):

Name(s):
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Taxpayer Identification or Social Security Number:

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Date: